SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 22, 2003

Advanstar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-61386	94-3243499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

545 Boylston Street, Boston, Massachusetts		02116
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 267-6500

Item 7.  Financial Statements and Exhibits

C.  Exhibits

Exhibit No.	Document

99.1	Earnings release dated July 22, 2003 for the second quarter of 2003.*

*              Furnished herewith

Item 9.  Regulation FD Disclosure

Advanstar Communications Inc., the registrant's wholly-owned subsidiary, anticipates disclosing certain information to prospective investors, including the following previously undisclosed information.

1.             As previously disclosed, the employment agreement between Advanstar, Inc. and Robert L. Krakoff, the Chairman of the Board of Directors and Chief Executive Officer of Advanstar, expires in September 2003 and the employment agreement between Joseph Loggia, Advanstar's President and Chief Operating Officer, expires in December 2003.  We are currently in discussions with Mr. Krakoff to extend his contract through December 2005.  We expect the contract to provide that he will continue as Chairman and Chief Executive Officer for a period of time.  We also intend to begin discussions with Mr. Loggia with respect to a new employment contract and intend to consider him as a candidate for chief executive officer when Mr. Krakoff steps down from that position in 2004.  We expect that Mr. Krakoff would continue as executive chairman of the board thereafter until December 31, 2005.  We cannot assure you that we will be able to complete both or either of these contract renewals on terms satisfactory to the company and the executives, or at all.

2. The following information relates to the performance of trade shows in the first half of 2003

($ in millions)

	Square Feet (000's)			Revenue ($ in MM)
Category	2002	2003	Variance	2002	2003	Variance

Consumer	1,420	1,564	10%	$32	$37	15%

Fashion / Apparel	1,079	1,019	(6)%	38	38	0%

Technology	653	498	(24)%	25	20	(22)%

Other / Conferences	23	18	(22)%	3	3	3%

Total	3,175	3,099	(2)%	$98	$98	(1)%

Total without Technology	2,522	2,601	3%	$73	$78	7%

3. The following information was provided with respect to initiatives undertaken during the current recession

•       Cost Management

•       Early and proactive (started late 2000)

•       Headcount reductions in 2 years of approximately 300 people or 20% of workforce

•       Nominal or no salary increases

•       Printing contract prices frozen

•       Paper contracts negotiated to lower prices with less volume

•       Paper weights and trim sizes reduced and standardized

•       Pre-production operations reduced from 2 to 1

•       Circulation targets tightened on most publications

•       Metrics applied to staffing on sales and editorial functions

•       Metrics applied to trade show operations and promotional spending

•       Offices reduced and combined

•       Pricing Power

•       Trade show price increases on almost all trade shows

•       Publishing able to hold rates or only minimal reduction

•       Marginal shows or magazines eliminated or merged

•       Successful focus on productivity – sales calls, new business proposals, sales effectiveness

•       Upside potential – These cost savings strategies will carry into any upturn in the economy

Item 9.  Regulation FD Disclosure (The information below is being furnished under Item 12.  Results of Operations and Financial Condition.)

On July 22, 2003, Advanstar Communications Inc., the registrant's wholly-owned subsidiary, issued an earnings release for the second fiscal quarter ended June 30, 2003.  The earnings release is furnished as Exhibit 99.1 to this report.

*    *    *

Cautionary Statement on Forward-Looking Information

This current report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about plans and objectives of management and market growth and opportunity.  These forward-looking statements are neither promises or guarantees and involve risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements.  You should not expect that these forward-looking statements will be updated or supplemented as a result of changing circumstances or otherwise, and we disavow and disclaim an obligation to do so.  Important cautionary statements and risk factors that would affect actual results are discussed in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission, including those under the caption entitled “Certain Factors Which May Affect Future Results” in the Company's annual report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2003.

The information furnished with this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanstar, Inc.

Date: July 22, 2003	By:	/s/ David W. Montgomery
Name: David W. Montgomery
Title: Vice President - Finance,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Earnings release dated July 22, 2003 for the second quarter of 2003.*

*              Furnished herewith